Exhibit 8.1

List of Subsidiaries of the Registrant

1.	China Eastern Airlines Jiangsu Co., Ltd., a company incorporated under the laws of People’s Republic of China, 63% equity of which is owned by China Eastern Airlines Corporation Limited.

2.	Shanghai Airlines Co., Ltd., a company incorporated under the laws of People's Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

3.	Shanghai Eastern Flight Training Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.

4.	Shanghai Airlines International Travel Group Co., Ltd., a company incorporated under the laws of People’s Republic of China, 86% equity of which is owned by China Eastern Airlines Corporation Limited.

5.
China Eastern Airlines (Shantou) Economics Development Co., Ltd., a company incorporated under the laws of People’s Republic of China, 55% equity of which is owned by China Eastern Airlines Corporation Limited.

6.	China Cargo Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 51% equity of which is owned by China Eastern Airlines Corporation Limited.

7.	China Eastern Airlines Wuhan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 96% equity of which is owned by China Eastern Airlines Corporation Limited.

8.	Shanghai Eastern Maintenance Co., Ltd., a company incorporated under the laws of People’s Republic of China, 60% equity of which is owned by China Eastern Airlines Corporation Limited.

9.	Shanghai Eastern Airlines Logistics Co., Ltd., a company incorporated under the laws of People’s Republic of China, 70% equity of which is owned by China Eastern Airlines Corporation Limited.

10.	Eastern Business Airline Service Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.

11.
Shanghai Airlines Hotel Investment Management Co., Ltd., a company incorporated under the laws of People’s Republic of China, 90% equity of which is owned by China Eastern Airlines Corporation Limited.

12.	Shanghai Airlines Industrial Co., Ltd., a company incorporated under the laws of People’s Republic of China, 88% equity of which is owned by China Eastern Airlines Corporation Limited.

13.	Eastern Airlines Hotel Co., Ltd., a company incorporated under the laws of People’s Republic of China, 86% equity of which is owned by China Eastern Airlines Corporation Limited.

14.
Shanghai International Freight and  Air Carrier Service Co., Ltd., a company incorporated under the laws of People’s Republic of China, 85% equity of which is owned by China Eastern Airlines Corporation Limited.

15.	China United Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 80% equity of which is owned by China Eastern Airlines Corporation Limited.

16.	Eastern Airlines Yunnan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 65% equity of which is owned by China Eastern Airlines Corporation Limited.

17.	Shanghai International Freight Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 55% equity of which is owned by China Eastern Airlines Corporation Limited.